Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•Registration Statement (Form S-8 No. 333-231258) pertaining to the Equitrans Midstream Corporation Employee Savings Plan,
•Registration Statement (Form S-8 No. 333-228338) pertaining to the Equitrans Midstream Corporation Employee Savings Plan,
•Registration Statement (Form S-3 No. 333-234522) pertaining to the registration of Common Stock, Preferred Stock, Debt Securities Offered by the Company and Common Stock Offered by the Selling Shareholders,
•Registration Statement (Form S-3 No. 333-239828) pertaining to the registration of Common Stock and Preferred Stock Offered by the Selling Shareholders,
•Registration Statement (Form S-8 No. 333-228337) pertaining to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-228340) pertaining to the Equitrans Midstream Corporation Directors’ Deferred Compensation Plan,
•Registration Statement (Form S-8 No. 333-239228) pertaining to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan, and
•Registration Statement (Form S-3 No. 333-255597) pertaining to the Equitrans Midstream Corporation 2018 Dividend Reinvestment and Stock Purchase Plan;
of our reports dated February 23, 2022, with respect to the consolidated financial statements of Equitrans Midstream Corporation and the effectiveness of internal control over financial reporting of Equitrans Midstream Corporation included in this Annual Report (Form 10-K) of Equitrans Midstream Corporation for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 23, 2022